Exhibit 10.35

STOCK PURCHASE AGREEMENT

        This Stock Purchase Agreement (this “Agreement”), dated as of January 7, 2005, is by and between Steven Haimowitz (the “Purchaser”) and Le@P Technology, Inc. (the “Seller”).

        WHEREAS, the Seller, the Purchaser, Healthology, Inc. (the “Company”), iVillage Inc. (“Parent” or the “Issuer”) and other parties are contemporaneously entering into that certain Stock Exchange and Merger Agreement dated as of date hereof (the “Merger Agreement”).

        WHEREAS, the Merger Agreement contemplates a Stock Exchange prior to the Merger described therein pursuant to which the Purchaser (among others) will sell to Parent certain shares of Common Stock of the Company then held by the Purchaser (including a pro rata portion of the Shares being acquired by the Purchaser from the Seller pursuant to this Agreement) in exchange for shares of common stock of the Issuer.

        WHEREAS, following the Stock Exchange, the Merger will occur pursuant to which the Purchaser (among others) will exchange the remaining shares of Common Stock of the Company then held by the Purchaser (including the remaining Shares being acquired by the Purchaser pursuant to this Agreement) for cash.

        WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, immediately prior to the Stock Exchange, the 800,000 shares of Common Stock of the Company currently held by the Seller, all in accordance with the terms and conditions set forth herein (the “Transaction”).

        NOW, THEREFORE, in consideration of the mutual premises, representations, warranties, covenants and conditions as set forth in this Agreement, the parties to this Agreement, intending to be legally bound, mutually agree as follows:

1. Sale and Purchase of Purchased Shares.

        1.1 Sale and Purchase of Purchased Shares. The Seller hereby sells, transfers, assigns and delivers to the Purchaser and the Purchaser hereby purchases from the Seller, in accordance with the terms and conditions set forth herein and in reliance on the representations and warranties set forth herein and on Exhibit B hereto, an aggregate of 800,000 shares of the Common Stock of the Company held by the Seller and represented by stock certificate number C-42 (the “Shares”), receipt of which is hereby acknowledged, in consideration for the delivery to the Seller of the combination of Parent Common Stock and cash delivered by the Issuer to the Purchaser in respect of the Shares in the Stock Exchange and the Merger as set forth on Exhibit A hereto (the “Purchase Price”).

        1.2 Defined Terms. Capitalized terms used herein shall have the meaning ascribed to them in the Merger Agreement unless otherwise defined herein.

        1.3 Deliveries.

                 (a) The Seller is delivering herewith to the Purchaser: (i) a stock certificate evidencing the Shares, free and clear of all liens and encumbrances, except for liens, encumbrances, and restrictions arising by reason of the federal securities laws, and applicable state “blue sky” and comparable securities laws, accompanied by a stock power duly endorsed in blank; (ii) an executed investor representation statement for the benefit of the Purchaser and Parent in the form attached hereto as Exhibit B; and (iii) upon receipt of the Purchase Price as set forth in Section 1.3(b) below, an executed receipt against the Purchase Price in the form attached hereto as Exhibit C.

                 (b) In payment for the Shares, the Purchaser will promptly deliver, or cause to be delivered, to the Seller the Purchase Price as follows: (i) the cash portion on the Purchase Price by wire transfer to the following bank account:

BankAtlantic ABA #267083763 For further credit to: Le@P Technology, Inc. Money Market Account #0055347908;

and (ii) the stock certificate evidencing the Parent Common Stock portion of the Purchase Price (the “Stock”), registered in the Purchaser’s name, free and clear of all liens and encumbrances, except for liens, encumbrances, and restrictions arising by reason of the federal securities laws, and applicable state “blue sky” and comparable securities laws, together with a stock power, duly endorsed in blank.

2. Representations and Warranties of the Seller.

        The Seller hereby represents and warrants to the Purchaser as set forth on Exhibit B (which representations and warranties are incorporated by reference as if set forth herein) and as follows:

        2.1 Organization. It has full right, power and authority to enter into, perform and consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by it and is a legal, valid and binding obligation of it, enforceable against it in accordance with its terms except that such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting or relating to creditors’ rights generally, and is subject to general principles of equity. It is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority, as applicable, to own, lease and operate its assets and properties and to carry on its business as presently conducted.

        2.2 Ownership. It has good and valid title to the Shares, free and clear of any lien, pledge, charge, security interest, encumbrance, title retention agreement, hypothecation, adverse claim, option, or equity, except for liens, encumbrances, and restrictions arising by reason of the federal securities laws, and applicable state “blue sky” and comparable securities laws. Upon the delivery to the Purchaser of the Shares, good and valid title to the Shares will have been acquired by the Purchaser, free and clear of all liens, pledges, charges, security interests, encumbrances, title retention agreements, hypothecations, adverse claims, options, or equities whatsoever, except for liens, encumbrances, and restrictions arising by reason of the federal securities laws, and applicable state “blue sky” and comparable securities laws or by reason of actions of the Purchaser.

        2.3 Enforceability. It has the requisite corporate power and authority to execute and deliver this Agreement and all other documents contemplated by this Agreement and to perform its obligations hereunder. This Agreement is a valid and binding obligation of the Seller, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights, specific performance, injunctive or other equitable remedies.

        2.4 Authority; Noncontravention. The execution, delivery and performance of this Agreement and all other agreements and documents contemplated by this Agreement by it and the consummation of the transactions contemplated hereby and thereby (i) have been duly and validly authorized by all necessary corporate action on its part, as applicable, and no other corporate proceedings on its part are necessary to authorize this Agreement or to consummate the transactions contemplated hereby and (ii) will not violate, conflict with or otherwise result in the breach of any of the terms and conditions of, result in a material modification of or constitute (or with notice or lapse of time or both would constitute) a default under (x) any of its organizational documents or (y) any law applicable to it or any of its properties or operations.

        2.5 No Brokers. Neither it nor any of its officers, directors or partners has employed any investment banker, business consultant, financial advisor, broker or finder in connection with the transactions contemplated by this Agreement, or obligated it to pay any investment banking, business consultancy, financial advisory, brokerage or finders’ fees or commissions in connection with the transactions contemplated hereby.

        2.6 Investment Intention; Sophisticated Investor. It is acquiring the Stock for its own account, for investment purposes and not with a view to the distribution thereof. It has had access to such information concerning iVillage as it has deemed appropriate in connection with the acquisition of the Stock hereunder, and by reason of its business and financial experience, it has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment in the Stock, is able to bear the economic risk of such investment and is able to afford a complete loss of such investment.

        2.7 No Reliance or Solicitation. Except as are set forth in this Agreement, it has not received any representations or warranties from the Purchaser or its respective representatives or agents concerning the Issuer, the Stock or the transactions contemplated hereby. It is not purchasing the Stock as a result of (1) any general, solicitation, advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (2) any seminar or meeting whose attendees, including the Purchaser, had been invited as a result of any of the foregoing.

        2.8 No Securities Act Registration. It understands that the Stock to be acquired by it has not been registered under the Securities Act of 1933, as amended (“Securities Act”), may not be sold or otherwise transferred without registration under the Securities Act or pursuant to an exemption from such registration requirements, and is currently legended and will continue to be legended to the effect that the Stock may not be sold or transferred in the absence of such registration.

3. Representations and Warranties of the Purchaser.

        The Purchaser hereby represents and warrants to the Seller as follows:

        3.1 Ownership. Immediately prior to his transfer thereof to the Seller, the Purchaser will have good and valid title to the Stock, free and clear of any lien, pledge, charge, security interest, encumbrance, title retention agreement, hypothecation, adverse claim, option, or equity, except for liens, encumbrances, and restrictions arising by reason of the federal securities laws, and applicable state “blue sky” and comparable securities laws. Upon the delivery to the Seller of the Stock, good and valid title to the Stock will have been acquired by the Seller, free and clear of all liens, pledges, charges, security interests, encumbrances, title retention agreements, hypothecations, adverse claims, options, or equities whatsoever except for liens, encumbrances, and restrictions arising by reason of the federal securities laws, and applicable state “blue sky” and comparable securities laws or by reason of actions of the Seller.

        3.2 No Brokers. He has not employed any investment banker, business consultant, financial advisor, broker or finder in connection with the transactions contemplated by this Agreement, and is not obligated to pay any investment banking, business consultancy, financial advisory, brokerage or finders’ fees or commissions in connection with the transactions contemplated hereby.

        3.3 Solicitation, Dealer. He has not engaged in any form of general solicitation or advertising in connection with the transfer of the Stock, and is not a “dealer” as defined in the Securities Act.

        3.4 Affiliate. He is not, as of the time he is making this representation, and at no time prior to the time he is making this representation has ever been, an “affiliate” of the Issuer for purposes of Rule 144 (“Rule 144”) promulgated under the Securities Act. Without limiting the generality of the foregoing, he (i) is not nor has been an officer or director of the Issuer and (ii) has never beneficially owned (within the meaning of Rule 13d-3 under the U.S. Securities and Exchange Act of 1934, as amended) 10% or more of the issued and outstanding shares of any class of stock (or, if different, the aggregate voting securities) of the Issuer.

        3.5 No Distribution. He will have acquired the Stock directly from the Issuer upon the effectiveness of the Stock Exchange in a transaction exempt from the registration requirements of the 1933 Act, and will have acquired such Stock without a view to distribution.

        4. Survival of Representations and Warranties. The representations and warranties contained in Sections 2 and 3 hereof shall survive the consummation of the transactions contemplated by this Agreement.

        5. Miscellaneous

                 5.1 Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one and the same instrument.

                 5.2 Successors and Assigns. This Agreement will bind and inure to the benefit of the parties hereto and their respective successors, heirs and permitted assigns. Nothing in this Agreement is intended to or will confer any rights or remedies on any person other than the parties hereto and their respective successors, heirs and permitted assigns. Notwithstanding anything to the contrary herein, the parties hereto agree that the representations and warranties set forth herein and on Exhibit B hereto may be relied upon by Weil, Gotshal & Manges LLP (“Weil”) for the purpose of that certain opinion to be issued by Weil and delivered to the Issuer in connection with the Transaction and by Parent.

                 5.3 Governing Law. This Agreement will be governed by and interpreted and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles.

                 5.4 Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, facsimile, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

If to the Purchaser:	430 West 24th Street Apt. 2F New York, NY 10011 Telephone: 917-885-0996

If to the Seller:	Le@P Technology, Inc. 5601 N Dixie Highway Ft. Lauderdale, FL 33334 Attention: Timothy Lincoln, Esq. Telephone: 954-771-1772 Facsimile: 954-928-0978

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by facsimile or telecopy, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

                 5.5 Headings. The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

[Signature Page Follows]

        IN WITNESS WHEREOF, the Purchaser and the Seller have executed this Stock Purchase Agreement as of the date first above written.

PURCHASER: /s/ Steven Haimowitz Steven Haimowitz	SELLER: Le@P Technology, Inc. By /s/ Timothy C. Lincoln Name: Timothy C. Lincoln Title: Acting Perincipal Executive Officer

EXHIBIT A

Purchase Price

The Shares (Common Stock of Healthology, Inc.)	The Cash Consideration	The Stock Consideration

800,000	$347,412.88	17,347 shares of Parent Common Stock

EXHIBIT B

Investor Representation Statement

EXHIBIT C

TO:	Steven Haimowitz

RE:	STOCK PURCHASE AGREEMENT - CONSIDERATION

RECEIPT

        We hereby acknowledge receipt of $347,413 and a share certificate representing the Stock, which collectively represent the full and complete Purchase Price in accordance with that certain Stock Purchase Agreement by and between Steven Haimowitz and Le@P Technology, Inc. dated January 7, 2005 (the “Agreement”). We also acknowledge receipt of a stock power related to the Stock, duly endorsed in blank. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

Date: January 7, 2005	LE@P TECHNOLOGY, INC. By: /s/ Timothy C. Lincoln Title: Acting Principal Executive Officer